CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM We consent to the incorporation by reference in the following Registration Statements: (1) Registration Statement (Form S-3 File No. 333-198158) of Hannon Armstrong Sustainable Infrastructure Capital, Inc.; (2) Registration Statement (Form S-8 File No. 333-212913) pertaining to the 2013 Hannon Armstrong Sustainable Infrastructure Capital, Inc. Equity Incentive Plan; and (3) Registration Statement (Form S-3ASR File No. 333-215229) of Hannon Armstrong Sustainable Infrastructure Capital, Inc., of our report dated March 20, 2018, relating to the consolidated financial statements of MM Solar Parent, LLC, which appear in this Annual Report on Form 10-K/A. EKS&H LLLP March 26, 2019 Boulder, Colorado